Exhibit 99.1

OptimumBank Holdings, Inc. (OPHC-NASDAQ)

Chairman Gubin’s comments pertaining to the Board’s

strategic planning - “A successful roadmap for growing our Bank”

OptimumBank, a Florida banking corporation (the “Bank”) and wholly-owned subsidiary of OptimumBank Holdings, Inc., ended the third quarter of 2023 with assets exceeding $712 million. Relieved from certain regulatory constraints in 2019, the Board and Management created a Strategic Plan which provided the roadmap for growing the size and profitability of OptimumBank and developing strong and lasting customer relationships along the way. In the last five years beginning with $99.45 million in assets, the Board and Management have grown our Bank by $612 million in additional assets, predominantly with loyal customers having long term relationships with the Bank, its directors, or employees. Through September 30, 2023, the Bank’s assets have grown close to $127 million. As the Bank grows, the Board and Management remain focused on maintaining our well capitalized status under regulatory guidelines, enhancing our reputation for consistent and stellar customer service, and performing better than most of our peers in many banking metrics.

Growing the asset size of the Bank for the remainder 2023 and into 2024 is facilitating our goal to provide greater shareholder returns. Growth in our earning as the Bank has been and will continue to be our main focus. The Board and Management are working hard to improve on our results and truly succeed in bringing returns to all of our shareholders.

OptimumBank’s Strategic Plan also encompasses expanding lending capabilities, increasing the Bank’s core deposit base primarily with fee-based income businesses and by evaluating opportunities to engage in M&A activity as a buyer. The Board and Management remain focused on increasing the Loan-to-Deposit ratio by maintaining competitive pricing of the Bank’s products to improve the Net Interest Margin (NIM) to reach its potential. The Bank continues to focus on its customers on our path to grow larger and stronger while still achieving community banking at its best, where customers are a name, not a number.

About OptimumBank Holdings, Inc.

OptimumBank Holdings, Inc. operates as the bank holding company for OptimumBank that provides a range of consumer and commercial banking services to individuals and businesses. The company accepts demand interest-bearing and noninterest-bearing, savings, money market, NOW, and time deposit accounts, as well as certificates of deposit; and offers residential and commercial real estate, commercial, and consumer loans, as well as lending lines for working capital needs. It also provides debit and ATM cards; investment, cash management, and notary and night depository services; and direct deposits, money orders, cashier’s checks, domestic collections, drive-in tellers, and banking by mail, as well as Internet banking services. In addition, the company engages in holding, managing, and disposing foreclosed real estate. It operates through banking offices located in Broward County, Florida. OptimumBank Holdings, Inc. was founded in 2000 and is based in Fort Lauderdale, Florida.

Safe Harbor Statement:

This press release contains forward-looking statements that can be identified by terminology such as “believes,” “expects,” “potential,” “plans,” “suggests,” “may,” “should,” “could,” “intends,” or similar expressions. Many forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results or implied by such statements. These factors include, but are not limited to, our limited operating history, managing our expected growth, risks associated with integration of acquired websites, possible inadvertent infringement of third-party intellectual property rights, our ability to effectively compete, our acquisition strategy, and a limited public market for our common stock, among other risks. OptimumBank Holdings, Inc.’s future results may also be impacted by other risk factors listed from time-to-time in its SEC filings. Many factors are difficult to predict accurately and are generally beyond the company’s control. Forward looking statements speak only as to the date they are made and OptimumBank Holdings, Inc. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.